                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-43497

                             PROSPECTUS SUPPLEMENT
                              DATED APRIL 14, 1998
                   TO THE PROSPECTUS DATED FEBRUARY 25, 1998

                               WORLD ACCESS, INC.

     World Access, Inc. (the "Company") has prepared this Prospectus Supplement to update certain information included in the Company's Prospectus dated February 25, 1998 relating to (i) the Company's $115,000,000 aggregate principal amount of Convertible Subordinated Notes due 2002 (the "Notes") issued in private placements on October 1, 1997 and October 28, 1997 and the shares of common stock, $.01 par value, of the Company (the "Common Stock") that are issuable upon conversion of thereof (the "Conversion Shares"), and (ii) 2,545,642 shares of Common Stock.

     The table relating to the Notes and the Conversion Shares set forth in the Prospectus under the caption "SELLING SECURITYHOLDERS" is hereby supplemented as follows:

                                                                   PRINCIPAL
                                                                     AMOUNT
                                                                       OF                       PERCENT OF
                                                                     NOTES                   TOTAL OUTSTANDING
NAME                                                                 OWNED                         NOTES
----                                                            ----------------             -----------------
AAM/Zazove Institutional Income Fund, L.P....................   $ 2,025,000 (1)                     1.8%
Deutsche Morgan Grenfell Inc.................................     5,000,000                         4.3

---------------------------------

(1) Includes $1,500,000 of Notes included in the Company's Prospectus dated February 25, 1998.